                                                                    EXHIBIT 11.1

                                  CYGNUS, INC.
               STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1996        1995        1994
                                                                                ----------  ----------  ----------
Primary and fully diluted:
  Weighted average of common shares outstanding during the period.............      18,544      16,265      13,947
                                                                                ----------  ----------  ----------
Shares used in computation of net loss per share..............................      18,544      16,265      13,947
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Net loss......................................................................  $  (11,052) $  (12,842) $  (17,360)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Net loss per share............................................................  $    (0.60) $    (0.79) $    (1.24)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

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